UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2008

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  -

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2008, The Pep Boys - Manny, Moe & Jack (the "Company") appointed Michael R. Odell, 45, its Chief Executive Officer. Mr. Odell has previously served as the Company's Interim Chief Executive Officer since April 23, 2008 and as the Company's Executive Vice President - Chief Operating Officer from September 2007 through April 2008. Mr. Odell also serves on the Company's Board of Directors.

In connection with his appointment, Mr. Odell's annual base salary was increased to $800,000 (from the $740,000 annualized base salary he was receiving as Interim Chief Executive Officer) and he became eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 100% (increased from 75%) of his base salary upon the achievement of certain predetermined corporate objectives.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: September 22, 2008	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
VP-General Counsel & Secretary